Sub-Adviser	J.P. Morgan Investment Management
Fund Name	PVC SmallCap Value Account I
Issuer	VWR Corporation
Date of Purchase	10/02/2014
Underwriter From Whom Purchased	BofA Merrill Lynch
Affiliated/Principal Underwriter of Syndicate	J.P. Morgan Securities
Purchase Price	$21.00
Aggregate % of Issue Purchased by the Firm	0.93%
"Commission, Spread or Profit"	1.155
Fair & Reasonable Commission (Y/N) (1)	Y



Sub-Adviser	J.P. Morgan Investment Management
Fund Name	PVC SmallCap Value Account I
Issuer	FMSA Holdings Inc.
Date of Purchase	10/03/2014
Underwriter From Whom Purchased	Morgan Stanley
Affiliated/Principal Underwriter of Syndicate	J.P. Morgan Securities
Purchase Price	$16.00
Aggregate % of Issue Purchased by the Firm	1.32%
"Commission, Spread or Profit"	0.84
Fair & Reasonable Commission (Y/N) (1)	Y



Sub-Adviser	J.P. Morgan Investment Management
Fund Name	PVC SmallCap Value Account I
Issuer	"Boot Barn Holdings, Inc."
Date of Purchase	10/30/2014
Underwriter From Whom Purchased	Jefferies
Affiliated/Principal Underwriter of Syndicate	J.P. Morgan Securities
Purchase Price	$16.00
Aggregate % of Issue Purchased by the Firm	0.75%
"Commission, Spread or Profit"	1.12
Fair & Reasonable Commission (Y/N) (1)	Y